EXHIBIT 99.1

NEWS RELEASE for April 18, 2005
Contact:	Paul T. Anthony
Chief Financial Officer
Auxilio, Inc.
(949) 614-0700

AUXILIO, INC. Announces 2004 Fourth Quarter,
Year End Results

Mission Viejo, California - April 18, 2005 - Auxilio, Inc. (OTCBB: AUXO), a provider of Image Output Management services for Healthcare, reported today financial results for the quarter and year ended December 31, 2004.

As a result of the Company’s acquisition of The Mayo Group on April 1, 2004, the financial statements for the fourth quarter and year ended December 31, 2004, are not comparable to the financial statements for the fourth quarter and year ended December 31, 2003. In March of 2004, the Company sold its previous product offerings, including ClimateSight™, SkillSight™, PerformanceSight™, ComplianceSight™ and HCM TOOLS™, to Workstream, Inc. and completed the Company’s exit from its the previous business model.

Total revenues for the fourth quarter of 2004 were $1.7 million compared with $0.2 million for the fourth quarter of 2003. For the full year 2004, total revenue was $7.3 million compared to $1.4 million for the full year 2003.

Net loss was $0.2 million in the fourth quarter of 2004 compared to a net loss of $1.2 million in the fourth quarter of 2003. Net income for the full year 2004 was $1.0 million compared to a net loss of $3.4 million for the full year 2003. Fully diluted loss per share for the fourth quarter of 2004 was $0.01 compared with $0.14 for the fourth quarter of 2003. For the full year 2004 fully diluted earnings per share was $0.07 compared to a diluted loss per share of $0.52 for the full year 2003.

Net income for the fourth quarter and year ended December 31, 2004 includes the gain from discontinued operations of $0.5 million, pursuant to the Workstream transaction, and our exit from the previous business model.

“The results of our business operations for 2004 marked a major turning point for our shareholders”, stated Joseph J. Flynn, Chairman & CEO of Auxilio, Inc. “ Management accomplished our two major goals for the year; the first being the sale of our PeopleView Human Resources business assets to a qualified buyer, and the second being the acquisition of a fast growing healthcare business model. We are very pleased with these results. We were able to find a highly qualified buyer and execute a beneficial asset sale. In addition, we significantly grew the revenue and profit of the company we acquired. We believe very strongly that our shareholders are in a much stronger position to realize long term value out of Auxilio and we continue to work hard at building a world class, high growth company”, added Flynn.

“We are encouraged at the continued interest in our Total Image Output Management Service programs in the US Healthcare Marketplace”, stated Flynn. “Our addition of a seasoned healthcare Executive Vice President of Sales & Marketing as well as our addition of key new Board Members from healthcare and with strong business backgrounds, further strengthens our management team. In addition, our relationship with MedAssets, the nation’s third largest Group Purchasing Organization (GPO) provides a tremendous pipeline opportunity with both large Health Systems and smaller facilities throughout the United States. We will be working very hard over the next year, to build our pipeline and execute on our business plans all to the benefit of customers, shareholders and employees of Auxilio, Inc.”, added Flynn.

Investor Conference Call Information

The company encourages all interested investors to join a conference call on which company management will discuss fourth quarter and year ended December 31, 2004 results and provide guidance for future expectations. The call is scheduled at 4:00 p.m. EST / 1:00 p.m. PST on April 26, 2005. The phone number for the call is 800-776-0816 or 913-981-5556. A re-broadcast of the conference call will be available for two weeks at 888-203-1112 or 719-457-0820 Passcode 5338491.

About Auxilio, Inc.

Auxilio, Inc. provides Image Output Management Services and related financial and business processes for major Healthcare facilities. The company's proprietary technologies and unique processes assist hospitals, health plans and health systems with strategic direction and services that reduce image output expenses, increase operational efficiencies and improve the productivity of their staff. Auxilio’s analysts, consultants and resident hospital teams work with senior hospital financial management and department heads to determine the best possible long term strategy for managing the millions of document images produced by their facilities on an annual basis. Auxilio’s Image Output Management programs guarantee our clients immediate measurable savings, a fully outsourced process, and unparalleled service. Auxilio's target market includes medium to large hospitals, health plans and health care systems. Customers served by Auxilio, Inc. include health systems such as St. Joseph’s Health System, Memorial Health Services, Catholic Healthcare West and Huntington Memorial Hospital.

For more information, see the company’s website at www.auxilioinc.com or contact:

Joseph Flynn
Chairman and CEO
Auxilio, Inc.
27401 Los Altos, Suite 100
Mission Viejo, CA 92691
Phone: 949-614-0700
Fax: 949-614-0701
jflynn@auxilioinc.com

Forward Looking Information

This Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words ”believe," "expect," "anticipate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are estimates of, or expectations or beliefs regarding, our future financial condition or financial performance that are based on current information. Our business is subject to a number of risks and uncertainties that could adversely affect our ability to grow earnings per share, expand net interest margin and maintain asset quality and, therefore, could cause our future financial condition or operating results to differ significantly from our current expectations and beliefs. Certain of those risks and uncertainties are described in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission. Readers of this Release are urged to read the cautionary statements, which are set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward Factors That May Affect Future Results” in Part II of that Report. Due to these uncertainties and risks, readers are cautioned not to place undue reliance on forward-looking statements contained in this Release, which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AUXILIO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 2004

ASSETS
Current assets:
Cash	$951,090
Accounts receivable, net	241,198
Prepaid and other current assets	76,258
Supplies	409,786
Investment in marketable securities	924,688
Total current assets	2,603,020

Property and equipment, net	209,794
Deposits	56,395
Intangible assets, net	1,166,908
Goodwill	1,547,017
Total assets	$5,583,134

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,204,905
Accrued compensation and benefits	655,518
Deferred revenue	298,523
Lease buy-out provision	32,196
Current portion of long-term debt	18,467
Line of credit and note payable, related party	175,368
Total current liabilities	2,384,977

Commitments and contingencies	--

Stockholders' equity:
Common stock, par value at $0.001, 33,333,333 shares
authorized, 14,438,662 shares issued and outstanding	14,440
Additional paid-in capital	11,836,242
Accumulated deficit	(8,874,735)
Accumulated comprehensive income	222,210
Total stockholders' equity	3,198,157
Total liabilities and stockholders’ equity	$5,583,134

AUXILIO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2004	2003

Net Revenues	$7,281,809	$--
Cost of revenues	4,012,100	--
Gross profit	3,269,709	--
Operating expenses:
Sales and marketing	1,423,106	--
General and administrative expenses	1,285,576	139,369
Intangible asset amortization	333,092	--
Total operating expenses	3,041,774	139,369
Income (loss) from operations	227,935	(139,369)
Other income (expense):
Interest expense	(13,662)	(16,088)
Interest income	6,148	3,772
Other Income	3,250	2,325
Repricing of private placement	--	(30,000)
Loss on disposal of fixed assets	--	(3,518)
Total other income (expense)	(4,264)	(43,509)

Income (loss) before provision for income taxes	223,671	(182,878)
Income tax expense (benefit)	(282,160)	800
Net income (loss) from continuing operations	505,831	(183,678)
Income (loss) from discontinued operations, (including gain
on disposal of $674,942), net of tax expense of $14,000	487,895	(3,221,342)
Net income (loss)	$993,726	$(3,405,020)

Net income (loss) per share - basic:
Income (loss) per share-continuing operations	$0.04	$(0.03)
Income (loss) per share-discontinued operations	$0.04	$(0.49)
Net income (loss) per share - basic	$0.08	$(0.52)
Net income (loss) per share - diluted:
Income (loss) per share-continuing operations	$0.03	$(0.03)
Income (loss) per share-discontinued operations	$0.04	$(0.49)
Net income (loss) per share - diluted	$0.07	$(0.52)

Number of weighted average shares -
Basic	12,729,311	6,588,234
Diluted	14,517,617	6,588,234